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                                                                    Exhibit 10.4


                        SEPARATION AGREEMENT AND RELEASE

        This Separation Agreement and Release (the "Agreement") is entered into by and between Identix Incorporated ("Identix") and James P. Scullion ("Employee") (collectively, "the Parties").

                                    RECITALS

        A. Employee is currently employed by Identix on the terms provided in a Compensation Continuation Agreement dated January 5, 2000, as amended on August 22, 2001 and on January 29, 2002 (as so amended, the "Original Agreement"). Identix has entered into an Agreement and Plan of Merger dated February 22, 2002, by and among Identix, Visionics Corporation and Viper Acquisition Corporation to effect the merger of Viper Acquisition Corp., a wholly owned subsidiary of the Company, with and into Visionics Corporation (the "Merger"). In the event the Merger does not occur, the terms of the Original Agreement shall remain in full force and effect, and this Agreement shall have no force or effect.

        B. Identix and Employee have agreed that, should the Merger occur, (i) Employee shall voluntarily resign his employment and positions on the Board of Directors of Identix, its subsidiaries, joint ventures and affiliates, and Employee's employment relationship and Board positions shall terminate, as of the date set forth herein, (ii) the payments and benefits described below shall be provided, and (iii) Employee and Identix shall release each other from any claims as provided below.

                                    AGREEMENT

        WHEREFORE, contingent upon the occurrence of the Merger, the Parties agree as follows:

1. Employee hereby resigns his employment with Identix effective on the consummation of the Merger ("the Termination Date"). Employee also hereby resigns as an officer and as a Director of Identix and as a Director of any and all subsidiaries, joint ventures and affiliates of Identix, effective on the Termination Date.

2. Identix shall make the following payments to Employee, contingent upon his compliance with his undertakings under this Agreement: (a) on the Termination Date, the gross sum of $280,000.00, in a lump sum, less all appropriate taxes, withholdings and deductions, shall be paid by Identix to Employee; or, in the alternative (but not in addition) to this lump sum payment, Employee, at his option, may elect to be paid 12 months of salary continuation at his current gross bi-weekly base salary rate of $10,769.23, less all appropriate taxes, withholdings and deductions, on Identix' customary payroll dates over the 12 month period following the Termination Date (which is equivalent to $280,000 in the aggregate); provided, however, that Employee will be deemed to have elected the salary continuation option rather than the lump sum option unless Identix has received written notice from Employee at least ten business days prior to the Termination Date that Employee has elected the lump sum option; and (b) within ten business days after the one year anniversary of the Termination Date, the gross sum of $140,000.00, in a lump sum, less all appropriate taxes, withholdings and deductions, shall be paid by Identix to Employee. On the Termination Date, Employee shall pay to Identix in immediately available funds the amount of $30,000.00, which constitutes repayment of an advance previously made to Employee by Identix. Employee shall submit appropriate

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        documentation for reimbursement of outstanding business expenses no later than two weeks prior to the Termination Date, and Identix shall pay on or before the Termination Date all reasonable, documented and appropriate business expenses so submitted pursuant to the expense reimbursement policies of Identix.

3. Employee and his dependents shall receive medical and dental insurance coverage provided they are and remain eligible under COBRA, and Identix shall pay all required COBRA premiums for 12 months following the Termination Date.

4. Identix shall make payments to continue Employee's term life insurance (or pay Employee an amount equivalent to the premiums in effect prior to the Termination Date, at Employee's option) for 12 months following the Termination Date.

5. The options to purchase Common Stock granted to Employee by Identix identified on Attachment A hereto, which Employee agrees and acknowledges are all of the options to which Employee is entitled, shall fully vest on the Termination Date, and notwithstanding any provision of any relevant stock option agreement or stock option plan to the contrary, Employee shall have 12 months from the Termination Date to exercise such options.

6.

        6.1 Prior to or on the Termination Date, Identix shall pay to Employee all regular salary earned, bonuses accrued, car allowance, and payment for all accrued and unused vacation through the Termination Date, less all appropriate taxes, withholdings and deductions. Employee acknowledges that, except as provided herein, Employee shall receive no payments, wages, bonuses or benefits from Identix after the Termination Date.

        6.2 Prior to the Termination Date, Identix shall pay to Employee the amount of the actual attorneys' fees and costs of Morrison & Foerster LLP, not to exceed $12,500, incurred by Employee in connection with his employment relationship with Identix and his separation of employment pursuant to this Agreement.

7. Subject to payment and provision of the consideration described above, Employee, for himself and for each of his representatives, heirs, successors and assigns, does hereby release, acquit and forever discharge Identix and Visionics Corporation and its and their respective parent companies, affiliates, subsidiaries, divisions and related companies, and its and their past, present and future employees, agents, attorneys, officers, directors, shareholders, partners, heirs, executors, administrators, insurers, successors and assigns (all hereinafter "Releasees") from and against any and all claims, rights, demands, actions, obligations, liabilities and causes of action, whether asserted or unasserted, of any and every kind, nature and character whatsoever, that he may now have or has ever had against Releasees, or any of them, including those related to the termination of employment, the prior lack of such employment, or any claims of discrimination, harassment or retaliation, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the California Fair Employment and Housing Act and any claims arising under any federal, state or local law, and all claims based upon acts or omissions of Releasees, or any of them, whatsoever occurring or arising up to and including the Termination Date.


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        7.1  Employee understands and agrees that this Agreement is a full and final release covering all known and unknown and unanticipated injuries, debts, claims or damages to him that have arisen or may have arisen from any matters, acts, omissions or dealings released in Paragraph 7. Therefore, as to these matters released above, Employee hereby expressly waives and relinquishes any and all rights or benefits that he may now have, or in the future may have under the terms of California Civil Code Section 1542 and any similar law of any state or territory of the United States. Said section provides as follows:

                      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by his must have materially affected his settlement with the debtor."

               Employee acknowledges that he is aware that he may hereafter discover facts in addition to, or different from, those which he now knows or believes to be true, but it is his intention hereby, fully and finally and forever, to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, that do now exist, may exist or heretofore have existed with respect to those matters described in Paragraph 7.

        7.2 Notwithstanding the foregoing general language, the parties agree that the release of claims against Identix shall not extend to breaches of this Agreement by Identix, and the parties further agree that any rights of indemnification Employee has with regard to Releasees or any of them, whether under virtue of his acts or omissions, his capacity as a current or former director, officer or employee of Identix, or whether pursuant to contract (including but not limited to the Indemnification Agreement entered into as of July 26, 1996 between Identix and Employee, Attachment B hereto), statute, common law, or Identix' Certificate of Incorporation or by-laws, or whether under any policy of insurance issued to or for the benefit of Identix, its officers or directors, are not affected by this Release.

        7.3 Employee represents and agrees that he has not filed and, except as otherwise provided by law, will not file, refile, or prosecute any claim, charge, grievance, complaint or action for monetary damages, before any local, state or federal court, arbitrator, or administrative agency, board or tribunal concerning any matter which was or could have been raised in connection with any matter released in this Paragraph 7. Employee agrees that he will not knowingly apply or reapply for employment with Identix or any of its affiliates.

8. Identix, on behalf of itself and, to the extent permitted by law, its subsidiaries, affiliates, parent corporations or successors and, with regard to derivative claims only, its past and present directors, officers, general limited partners, agents and representatives, hereby agrees to release and forever discharge Employee and his executors, heirs, representatives and assigns, from any and all claims, debts, demands, accounts, judgments, rights, cause of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever, whether in law or equity, based on any events or circumstances arising or occurring prior to the Termination Date.


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        8.1  Identix understands and agrees that this Agreement is a full and final release covering all known and unknown and unanticipated injuries, debts, claims or damages that have arisen or may have arisen to it from any matters, acts, omissions or dealings released in Paragraph 8. Therefore, as to these matters released above, and except as provided in Paragraph 8.2 below, Identix hereby expressly waives and relinquishes any and all rights or benefits it may now have, or in the future may have under the terms of California Civil Code Section 1542 and any similar law of any state or territory of the United States. Said section provides as follows:

                      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by his must have materially affected his settlement with the debtor."

               Identix acknowledges that it may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, but intends hereby, fully and finally and forever, to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, that do now exist, may exist or heretofore have existed with respect to those matters described in Paragraph 8.

        8.2 Notwithstanding the foregoing general language, the parties agree that the release of claims against Employee shall extend only to matters with regard to which Employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, Identix' best interests, shall not extend to matters with regard to which Employee acted with willful misconduct, and further shall not extend to breaches of this Agreement by Employee.

9. Also in consideration for the payments, benefits and undertakings provided above, Employee and Identix agree that the existence of, reasons for and terms of this Agreement will be held in the strictest confidence and will not be disclosed, directly or indirectly, to any person or entity, including but not limited to past, current or future Identix employees; provided, however, that Identix may disclose information that already has become public, on a "need to know" basis to its employees and outside the company, to regulatory agencies, as required by law, and to its tax advisors and attorneys, and may in a press release disclose that Employee's employment with Identix will cease as of the Merger; and further provided that Employee may disclose information that has already become public, and may disclose the financial terms of this Agreement as required by law and to his tax advisors and attorneys, on the condition that they agree to hold those terms in strictest confidence, and that Employee agrees to accept responsibility for any breach of confidentiality by those individuals. Employee specifically agrees that he will not otherwise disclose that he has received the payments or benefits described in this Agreement or that he received from Releasees any payment, money, compensation, property or expense reimbursement in any form or sum whatsoever under the terms of this Agreement. The obligations of Identix and Employee under this Agreement are contingent on the other party's compliance with this confidentiality provision as well as all of such other party's other obligations under this Agreement.

10. Payment of all benefits hereunder shall be contingent on Employee (i) not soliciting for hire, directly or indirectly, on behalf of himself or any third party, for one year after the


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        Termination Date, (a) any contractors, consultants or subcontractors of
        Identix, or their employees, or (b) any employees of Identix, (ii) continuing to comply with all provisions of this Agreement and the Identix Proprietary Information and Inventions Agreement signed by Employee on September 10, 1990, a copy of which is attached hereto as Attachment C, to the extent not inconsistent with this Agreement, and
        (iii) not making disparaging statements regarding Releasees or any of them, including but not limited to statements regarding management of the Company or the circumstances surrounding Employee's departure from Identix. Employee agrees that this is a material provision of the Agreement. Identix agrees that its officers and directors shall not make disparaging statements regarding Employee.

11. This Agreement is binding on and for the benefit of Employee and Releasees, and their respective heirs executors, administrators, successors and assigns, wherever the context requires or admits.

12. Employee declares that prior to the execution of this Agreement, he apprised himself of sufficient relevant information, through sources of his own selection, in order that he might intelligently exercise his own judgment in deciding whether to execute it, and in deciding on the contents hereof. Employee further declares that this decision is not predicated on or influenced by any declarations or representations of the persons or entities released or any predecessors in interest, successors, assigns, officers, directors, Employee, attorneys, or agents of said entities other than as may be contained in this instrument.

13. Employee expressly states that he has read this Agreement and understands all of its terms and that all agreements and understandings between the parties are embodied and expressed herein. This Agreement is executed voluntarily and with full knowledge of its significance.

14. If any provision or portion of this Agreement shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

15. This instrument contains the entire agreement of the parties with regard to matters covered in it, and supersedes any prior agreements as to those matters, with the exception of (a) the Indemnification Agreement entered into as of July 26, 1996 between Identix and Employee, Attachment B hereto, and (b) the Proprietary Information and Inventions Agreement dated September 10, 1990, Attachment C hereto, both of which agreements remain in full force and effect to the extent not inconsistent with this Agreement. This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and an officer of Identix.

16. Employee expressly states that he has been given 21 days in which to consider whether to enter into this Agreement and that he has consulted with an attorney. This Agreement does not become effective until 7 days after its execution. Employee understands that he may revoke this Agreement at any time during the 7 days after its execution. It is agreed that any such revocation must be received in writing by Identix' Chief Executive Officer within said 7-day period in order to be effective. All time limits refer to calendar days unless otherwise specified.


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                                              Date
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James P. Scullion

Identix Incorporated


By                                            Date
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